EXHIBIT INDEX


                                    GPU, INC.

                     GPU COMPANIES EMPLOYEE SAVINGS PLAN FOR
           EMPLOYEES REPRESENTED BY IBEW LOCAL 459 AND UWUA LOCAL 180





Consent of Independent Accountant                Exhibit 23



Report on Audits of Financial Statements         Exhibit 28
     for the Years Ended December 31, 1998
     and 1997